Exhibit 99.4

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Upsizing and Pricing of Private Placement of $275 Million of Convertible Senior Notes due 2026

AUSTIN, TX (June 5, 2019)—Q2 Holdings, Inc. (“Q2”) (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced the upsizing and pricing of its $275 million aggregate principal amount of Convertible Senior Notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Q2 also granted a 13-day option to the initial purchasers to purchase up to an additional $41.25 million aggregate principal amount of Notes. The private placement of Notes was upsized from the previously announced $200 million aggregate principal amount and is expected to close on or about June 10, 2019, subject to the satisfaction of customary closing conditions.

The Notes will be unsecured, unsubordinated obligations of Q2 and will pay interest semiannually at an annual rate of 0.75% and will be convertible into cash, shares of Q2’s common stock or a combination of cash and shares of Q2’s common stock, at Q2’s election, based on the applicable conversion rate at such time. The Notes have an initial conversion rate of 11.2851 shares of Q2’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $88.61 per share of Q2’s common stock), representing an initial conversion premium of approximately 27.5% above the initial price to the public of $69.50 per share in Q2’s concurrent underwritten follow on public offering of common stock described below. The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Holders of the Notes will have the right to require Q2 to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. The Notes will mature on June 1, 2026, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding March 1, 2026, the Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions.

Q2 may not redeem the notes prior to June 5, 2023. On or after June 5, 2023, Q2 may redeem for cash all or any portion of the Notes, at Q2’s option, if the last reported sale price of Q2’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Q2 provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest.

In connection with the private placement, Q2 entered into privately negotiated capped call transactions with option counterparties that included one or more of the initial purchasers or their affiliates. The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the Notes sold in the private placement. If the initial purchasers exercise their option to purchase additional Notes, Q2 may enter into additional capped call transactions with the option counterparties. The capped call transactions are generally expected to reduce potential dilution to Q2’s common stock upon conversion of the Notes and/or offset any cash payments Q2 is required to make in excess of the principal amount of converted Notes, as the case may be.

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

Q2 estimates that it will receive net proceeds from the private placement of approximately $266.8 million (or approximately $306.9 million if the initial purchasers exercise their option to purchase additional notes in full). Q2 intends to use $35.4 million of the net proceeds to pay the cost of the capped call transactions (or $40.8 million if the initial purchasers exercise their option to purchase additional notes in full). Q2 intends to use the remainder of the net proceeds for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions; however, Q2 has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transactions. If the initial purchasers exercise their option to purchase additional notes, Q2 intends to use a portion of the net proceeds to fund the cost of entering into additional capped call transactions. Any remaining net proceeds from the sale of additional notes will be used for general corporate purposes.

Q2 has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates (i) expect to purchase shares of Q2’s common stock and/or enter into derivative transactions with respect to Q2’s common stock concurrently with, or shortly after, the pricing of the Notes and (ii) may modify their hedge positions by entering into or unwinding derivative transactions with respect to Q2’s common stock and/or purchasing or selling Q2’s common stock or other securities of Q2 in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of Q2’s common stock concurrently with, or shortly following, the pricing of the Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of Q2’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of Q2’s common stock.

Q2 also announced today the upsizing and pricing of a public offering of 2,637,986 shares of Q2’s common stock, with 2,517,986 shares to be sold by Q2 and 120,000 shares to be sold by a selling stockholder. Q2 also granted the underwriters a 30-day option to purchase up to an additional 395,698 shares of Q2’s common stock from Q2. The private placement of Notes is not contingent upon the concurrent public offering of common stock, and the concurrent public offering of common stock is not contingent upon the private placement of Notes. The public offering of common stock is expected to close on June 10, 2019, subject to customary closing conditions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or the shares of common stock issuable upon conversion of the Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether Q2 will consummate the offering on the anticipated terms of the notes, if at all, and the use of the net proceeds from the offering; and whether the capped call transactions will become effective. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

About Q2 Holdings, Inc.

Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey—helping our customers unlock new opportunities, grow their businesses and improve efficiencies.

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 682-4463
emma@redfancommunications.com	josh.yankovich@q2ebanking.com

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